As filed with the Securities and Exchange Commission on August 4, 2008
Registration No. 333--

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________
M/I HOMES, INC.
(Exact name of registrant as specified in its charter)
 _______________
Ohio	31-1210837
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
       3 Easton Oval, Suite 500
Columbus, Ohio 43219
  (614) 418-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_______________
J. Thomas Mason
M/I Homes, Inc.
3 Easton Oval, Suite 500
Columbus, Ohio 43219
(614) 418-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Ronald A. Robins, Jr.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, OH 43215
(614) 464-6400

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    ☐                                            Accelerated filer   ☒

Non-accelerated filer      ☐ (Do not check if a smaller reporting company)                   Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum aggregate offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Debt securities	--	--	--	--
Common shares, par value $.01 per share	--	--	--	--
Preferred shares, par value $.01 per share	--	--	--	--
Depositary shares	--	--	--	--
Warrants	--	--	--	--
Debt securities, common shares, preferred shares, depositary shares and warrants	$250,000,000	$250,000,000	$250,000,000	$9,825.00

(1)    There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of common shares, preferred shares and depositary shares and such indeterminate number of warrants to purchase debt securities, common shares, preferred shares and depositary shares as shall have an aggregate initial offering price not to exceed $250,000,000 (in United States dollars or, if any securities are issued in a foreign currency, currency unit or composite currency, the equivalent thereof in such other currency, currency unit or composite currency).  The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered.  The securities registered hereunder also include such indeterminate number of securities as may be issued upon conversion of, or exchange for, the securities registered hereunder.  In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)     The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)      Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

See Index to Exhibits beginning on page II-11 of this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated August 4, 2008

PROSPECTUS

$250,000,000

__________________

Debt Securities, Common Shares, Preferred Shares,

Depositary Shares and Warrants

__________________

           We may from time to time issue debt securities, common shares, preferred shares, depositary shares or warrants to purchase debt securities, common shares, preferred shares or depositary shares having an aggregate offering price of up to $250,000,000 (in United States dollars or, if any securities are issued in a foreign currency, currency unit or composite currency, the equivalent thereof in such other currency, currency unit or composite currency).  The debt securities may be either senior debt securities or subordinated debt securities.

The securities may be sold from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering.  This prospectus describes the general terms of the securities and the general manner in which the securities may be offered.  Each time securities are offered, we will provide a prospectus supplement that will contain the specific terms of the securities offered and describe the specific manner in which the securities will be offered.

The prospectus supplement or supplements may also add, update or change information contained in this prospectus.  This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.  You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in any securities.

Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “MHO.” On August 1, 2008, the last sale price of our common shares as reported on NYSE was $18.76.  The securities may be sold to or through underwriters and also to other purchasers or through agents.  The names of, and any other required information regarding, the underwriters will be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

__________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 20___.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer debt securities, common shares, preferred shares, depositary shares and/or warrants to purchase any of such securities, in one or more offerings, up to a total dollar amount of $250,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities and the manner in which they will be offered.  The prospectus supplement may also add, update or change information contained in this prospectus.  We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus or any applicable prospectus supplement to be provided to you.  We have not authorized any dealer, salesperson or other person to give any information or make any representation not contained in or incorporated by reference into this prospectus or any applicable prospectus supplement.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document, or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

M/I Homes, Inc.

We are one of the nation’s leading builders of single-family homes, having delivered over 71,000 homes.  We sell and construct single-family homes, attached townhomes and condominiums to first-time, move-up, empty nester and luxury buyers under the “M/I Homes” and “Showcase Homes” trade names.  We sell homes in the following geographic markets:  Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

We believe that we distinguish ourselves from competitors by offering homes in select areas with a high level of design and construction quality within a given price range, and by providing customers with the confidence they can only get from superior customer service.  Offering homes at a variety of price points allows us to attract a wide range of buyers.  We support our homebuilding operations by providing mortgage financing services through our wholly-owned subsidiary, M/I Financial Corp., and title and insurance brokerage services through subsidiaries that are either wholly- or majority-owned by us.

We are an Ohio corporation, first incorporated, through predecessor entities, in 1973.  We commenced homebuilding activities in 1976.  Our principal executive offices are located at 3 Easton Oval, Suite 500, Columbus, Ohio 43219, and our telephone number is (614) 418-8000.

Unless the context requires otherwise, the terms the “Company,” “we,” “us,” and “our” refer to M/I Homes, Inc., an Ohio corporation, and its consolidated subsidiaries.

Risk Factors

Investing in our securities involves a high degree of risk.  Before you decide to invest in our securities, you should consider carefully the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference into this prospectus, and the risk factors contained under the “Risk Factors” heading in any applicable prospectus supplement.  You should also refer to the other information we include in, or incorporate by reference into, this prospectus or any applicable prospectus supplement.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

Forward-Looking Statements

This prospectus, each prospectus supplement and the documents we file or have filed with the SEC that are incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements regarding our future business, financial performance and financial condition.  We use words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.  Such risks and uncertainties are described under the “Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference into this prospectus, and include among other things:

•
The homebuilding industry is in the midst of a significant downturn.  A continuing decline in demand for new homes coupled with an increase in the inventory of available new homes and alternatives to new homes could adversely affect our sales volume and pricing even more than has occurred to date;

•	Demand for new homes is sensitive to economic conditions over which we have no control, such as the availability of mortgage financing;

•	Increasing interest rates could cause defaults for homebuyers who financed homes using non-traditional financing products, which could increase the number of homes available for resale;

•	Our land investment exposes us to significant risks, including potential impairment write-downs that could negatively impact our profits if the market value of our inventory declines;

•	If we are unable to successfully compete in the highly competitive homebuilding industry, our financial results and growth may suffer;

•	If the current downturn becomes more severe or continues for an extended period of time, it would have continued negative consequences on our operations, financial position and cash flows;

•	Our future operations may be adversely impacted by high inflation;

•	Our lack of geographic diversification could adversely affect us if the homebuilding industry in our market declines;

•	If we are not able to obtain suitable financing, our business may be negatively impacted;

•	Reduced numbers of home sales force us to absorb additional carrying costs;

•	The terms of our indebtedness may restrict our ability to operate;

•	The terms of our debt instruments allow us to incur additional indebtedness;

•	We could be adversely affected by a negative change in our credit rating;

•
We conduct certain of our operations through unconsolidated joint ventures with independent third parties in which we do not have a controlling interest.  These investments involve risks and are highly illiquid;

•	One unconsolidated entity in which we have an investment may not be able to modify the terms of its loan agreement;

•	The credit agreement of our financial services segment will expire in May 2009;

•	We compete on several levels with homebuilders that may have greater sales and financial resources, which could hurt future earnings;

•	Our net operating loss carryforwards could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code;

•	In the ordinary course of business, we are required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and/or cash flows;

•	Our income tax provision and other tax liabilities may be insufficient if taxing authorities are successful in asserting tax positions that are contrary to our position;

•	We experience fluctuations and variability in our operating results on a quarterly basis and, as a result, our historical performance may not be a meaningful indicator of future results;

•	Homebuilding is subject to warranty and liability claims in the ordinary course of business that can be significant.

•	Natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas;

•	Supply shortages and other risks related to the demand for skilled labor and building materials could increase costs and delay deliveries;

•	We are subject to extensive government regulations which could restrict our homebuilding or financial services business; and

•	We are dependent on the services of certain key employees, and the loss of their services could hurt our business.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results or financial condition.  Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results or financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate.  Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict.  You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date such forward-looking statements are made.  Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements or risk factors, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, or the deficiency of earnings available to cover fixed charges and combined fixed charges and preferred stock dividends, as appropriate, for the periods indicated.

	Fiscal Year Ended December 31,
	Six Months Ended
(Dollars in Thousands)	June 30, 2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	--	--	1.7	6.8	9.1	9.5
Coverage deficiency	$79,374	$149,705	--	--	--	--
Ratio of earnings to combined fixed charges and preferred stock dividends	--	--	1.7	6.8	9.1	9.5
Coverage deficiency	$87,112	$161,500	--	--	--	--

The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges.  Earnings consist of income from continuing operations before income taxes, (loss) income of unconsolidated joint ventures, fixed charges and interest amortized to cost of sales, excluding capitalized interest.  Fixed charges consist of interest incurred, amortization of debt costs and that portion of operating lease rental expense (33%) deemed to be representative of interest.  The ratio of earnings to combined fixed charges and preferred stock dividends is determined by dividing earnings by combined fixed charges and preferred stock dividends.  Preferred stock dividends represent dividends on our 9.75% Series A Preferred Shares multiplied by the ratio which pre-tax income from continuing operations bears to income from continuing operations.

Use of Proceeds

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.  This may include the acquisition and development of land, refinancing of debt, purchase of our shares, capital expenditures, mergers, acquisitions and other strategic investments.  Specific allocations of the proceeds for such purposes have not been made at this time.  Pending their ultimate use, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities.

Description of Securities

We may offer debt securities, common shares, preferred shares, depositary shares and/or warrants to purchase any of such securities, with a total value of up to $250,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering.  The following is a general description of the terms and

conditions of the securities we may offer and sell by this prospectus.   These summaries are not meant to be a complete description of each security.  This prospectus and any accompanying prospectus supplement, taken together, will contain the material terms and conditions for each security.  The prospectus supplement may also add, update or change the terms and conditions of the securities as described in this prospectus.  However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We, as well as any agents acting on our behalf, reserve the sole right to accept and reject in whole or in part any proposed purchase of securities.  Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fees, commissions or discount arrangements with such persons.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Debt Securities

The following description discusses the general terms and conditions of the debt securities that we may offer by this prospectus.  The debt securities may be issued as senior debt securities or subordinated debt securities.  The indebtedness represented by the senior debt securities will rank equally with all of our other unsubordinated debt.  The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the prospectus supplement for the securities.  See “—Subordination” below.

For more information about the securities that may be offered by us, please refer to:

•	the form of indenture between us and an as yet to be identified trustee, relating to the issuance of each series of senior debt securities by us; and

•	the form of indenture between us and an as yet to be identified trustee, relating to the issuance of each series of subordinated debt securities by us.

The forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part.   The indentures listed above are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture.”  The trustee under each indenture is referred to as the “indenture trustee.”  The indentures are subject to and governed by the Trust Indenture Act of 1939, or the Trust Indenture Act, and may be supplemented or amended from time to time following their execution.  We have not yet selected an indenture trustee for either of the indentures, and we have not yet executed either indenture.  Prior to issuing any debt securities, we will be required to select an indenture trustee for the applicable indenture or indentures, to qualify such indenture trustee or trustees under the Trust Indenture Act and to execute the applicable indenture or indentures.

The form of each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture.  The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the debt securities modify the terms of the applicable form of indenture will be described in the prospectus supplement relating to the debt securities.

Each form of indenture contains the full legal text of the matters described in this section.  Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture.  This summary is subject to and qualified in its entirety by reference to the provisions of the applicable indenture, including definitions of terms used in the indenture.  For your reference, we include parenthetical references throughout this section to certain sections of the indentures.  Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement.  This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

General

We will be able to issue an unlimited amount of debt securities under each indenture in one or more series.  We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our board of directors or in one or more officer’s certificates pursuant to a board resolution.  We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including the following:

•	the title of, and the price at which we will sell, the debt securities;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which principal will be payable or how to determine the dates;

•
the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” any record dates for the interest payable on the interest payment dates; and our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the place of payment on the debt securities;

•
any obligation or option we have to redeem, purchase or repay debt securities, or any option of the registered holder to require us to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

•
the currency or currencies, including composite currencies or currency units, in which payment of the principal of or premium or interest, if any, on any of the debt securities will be payable if other than the currency of the United States of America;

•	the terms and conditions upon which the currency in which the debt securities are payable may change;

•	any index, formula or other method used to determine the amount of principal, premium or interest;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;

•	any event of default applicable to the debt securities in addition to those included in the applicable indenture;

•	any covenant included for the benefit of the holders of the debt securities in addition to (and not inconsistent with) those included in the applicable indenture;

•	provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves, if any;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities, if any;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	the terms of any right to convert the debt securities into other securities of the Company or other property;

•	the terms of the subordination of any series of subordinated debt securities;

•	restrictions on transfer, sale or other assignment, if any;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	information describing any book-entry features;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and

•
any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities. (See Section 301 of the indentures.)

If the debt securities are denominated in whole or in part in any currency other than United States dollars, if the principal of and premium or interest, if any, on the debt securities are to be payable in a currency or currencies other than that in which such debt securities are to be payable, or if any index is used to determine the amount of payments of principal of or premium or interest, if any, on any series of the debt securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, we will pay interest on the debt securities on each interest payment date to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on debt securities, we will pay defaulted interest in either of the two following ways:

•
We will first propose to the indenture trustee a payment date for the defaulted interest.  Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment.  The special record date will be between 10 and 15 days before the payment date we propose.  Finally, we will pay the defaulted interest on the payment date to the registered holders of the debt securities as of the close of business on the special record date.

•
Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading.  If the indenture trustee believes the proposal is practicable, payment will be made as proposed. (See Section 307.)

Payment of Debt Securities—Principal

Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our paying agent.  Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

Form; Transfers; Exchanges

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise specified in a prospectus supplement, in denominations that are integral multiples of $1,000.

Subject to the terms of the indentures and the limitations described in the applicable prospectus supplement, you may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed.  This is called an “exchange.”

Subject to the terms of the indentures and the limitations described in the applicable prospectus supplement, you may exchange or transfer debt securities at the office of the indenture trustee.  The indenture trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities.  We may appoint another agent or act as our own agent for this purpose.  The entity performing the role of maintaining the list of registered holders is called the “security registrar.”  The security registrar will also perform transfers and exchanges.

    In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.  We may block the transfer or exchange of (i) debt securities during a period of 15 days prior to giving any notice of redemption or (ii) any debt securities selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.  All debt securities issued upon any registration of transfer or exchange of debt securities will be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the applicable indenture, as the debt securities surrendered upon such registration of transfer or exchange.  (See Section 305.)

Redemption
    We will set forth any terms for the redemption of debt securities in a prospectus supplement.  Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date.  If less than all of the debt securities of any series are to be redeemed, the indenture trustee will select the debt securities to be redeemed.  In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate.  (See Sections 1102, 1103 and 1104.)

Debt securities will cease to bear interest on the redemption date.  We will pay the redemption price and any accrued interest once you surrender the debt securities for redemption. (See Section 1106.)  If only a part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 1107.)

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price.  If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.  (See Section 1105.)

Events Of Default
    Unless otherwise specified in a prospectus supplement, an “event of default” occurs with respect to debt securities of any series if:

•	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date and the time for payment has not been extended or deferred;

•	we do not pay principal or premium on any debt securities of the applicable series on its due date and the time for payment has not been extended or deferred;

•	we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•
we remain in breach of a covenant or warranty (excluding covenants and warranties not applicable to the affected series) of the applicable indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach (which notice must be sent by either the indenture trustee or registered holders of at least 10% of the principal amount of debt securities of the affected series);

•
we do not pay other indebtedness in an aggregate principal amount of $25 million or more when due and remain in default for 10 days after we receive written notice as provided in the applicable indenture;

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur;

•	we fail to convert any securities which are convertible into other securities of the Company or other property when required by the terms of such convertible securities; or

•	any other event of default specified in the indentures or the prospectus supplement occurs. (See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Remedies
    Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately.  If an event of default relating to our bankruptcy, insolvency, receivership or reorganization occurs with respect to any series of debt securities, the principal amount of all of the debt securities of that series shall become automatically due and payable without any declaration or other action on the part of the indenture trustee or any registered holder.  (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

•	we pay or deposit with the indenture trustee a sum sufficient to pay:

•	all overdue interest;

•	the principal and any premium which have become due other than by the declaration of acceleration and overdue interest on these amounts;

•	interest on overdue interest to the extent lawful; and

•	all amounts due to the indenture trustee under the indenture; and

•
all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture. (See Section 502.)

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

Subject to the applicable indenture, if an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; or

•	exercise any trust or power conferred on the indenture trustee with respect to the debt securities of such series.

If an event of default is continuing with respect to all the series of debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series.

These rights of registered holders to make direction are subject to the following limitations:

•	the registered holders’ directions will not conflict with any law or the applicable indenture; and

•	the registered holders’ directions may not involve the indenture trustee in personal liability where the indenture trustee believes indemnity is not adequate.

The indenture trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of any debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the indenture trustee written notice of a continuing event of default;

•
the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written requests to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee indemnity satisfactory to the indenture trustee against costs and liabilities incurred in complying with the request; and

•
for 60 days after receipt of the notice, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. (See Sections 507 and 603.)

    However, each registered holder has an absolute and unconditional right to receive payment on the debt securities when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default
    The indenture trustee is required, under each indenture, to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, except that in the case of an event of default due to our failure to deposit any sinking fund payment when due, no notice shall be given to the registered holders until at least 60 days after the occurrence thereof. (See Section 602.)  The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the indenture trustee with an annual statement as to our compliance with the conditions and covenants in the indentures. (See Section 1004.)

Waiver of Default and of Compliance
    The registered holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series (voting as one class) may waive, on behalf of the registered holders of all debt securities of all such series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security.  Any waiver shall cure the default or event of default.  (See Section 513.)

Compliance with some of the covenants in the indentures or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class. (See Section 1010.)

Covenants
    The covenants described below apply to any and all series of debt securities unless we specify otherwise in the applicable prospectus supplement.  We will describe any additional covenants for a particular series of debt securities in the applicable prospectus supplement.

Payment of Principal, Premium and Interest

We, for the benefit of each series of debt securities, will warrant to duly and punctually pay or cause to be paid the principal of and any premium and interest on the debt securities of that series in accordance with the terms of such securities and the applicable indenture.  (See Section 1001.)

    Maintenance of Office or Agency

We will maintain for each series of debt securities an office or agency where securities of that series may be presented or surrendered for payment or for registration of transfer, exchange or conversion and where notices and demands on us may be served.  We will give prompt written notice to the indenture trustee of the location, and any change in the location, of such office or agency.  (See Section 1002.)

Money for Securities Payments to be Held in Trust

If at any time we act as our own paying agent with respect to any series of debt securities, we will, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture, and will promptly notify the indenture trustee of our action or failure to so act.  Whenever we shall have one or more paying agents for any series of debt securities, we will, prior to each due date of the principal of or any premium or interest on any debt securities of that series, deposit with a paying agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such paying agent is the indenture trustee) we will promptly notify the trustee of our action or failure to so act. (See Section 1003.)

Statement by Officers as to Default

We will deliver to the indenture trustee, within 120 calendar days after the end of each fiscal year ending after the first date any series of debt securities issued under the indenture is outstanding, an officer’s certificate stating whether or not to the knowledge of such person after due inquiry we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if we are in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge.  (See Section 1004.)

Existence

Subject to Article 8 of the indenture, “Consolidation, Merger, Conveyance, Transfer or Lease,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof will not result in a material adverse effect to the holders of the debt securities. (See Section 1005.)

Maintenance of Properties

We will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment so that our business may be properly and advantageously conducted at all times; provided, however, that we shall not be prevented from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders of the debt securities.  (See Section 1006.)

Payment of Taxes and Other Claims

We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, all taxes, assessments and governmental charges imposed on us upon our income, profits or property and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property, except to the extent that any such tax, assessment, charge or claim is being contested by us in good faith.  (See Section 1007.)

Consolidation, Merger, Conveyance, Transfer or Lease

We have agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•
the entity formed by the consolidation or into which we are merged, or the entity which acquires us or which leases our property and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia, and expressly

•
assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities and the performance of all of our covenants under the indentures;

•
immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing;

•
if, as a result of the transaction, our property or assets would become subject to a lien that would not be permitted under the applicable indenture, the entity formed by the consolidation or into which we are merged, or the entity which acquires us or which leases our property and assets, causes all of the debt securities issued under the indenture to be secured equally and ratably; and

•	all other conditions specified in the indenture are met. (See Section 801.)

Modification of Indentures

Without Registered Holder Consent

Without the consent of any registered holders of debt securities, we and the applicable indenture trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants or other provisions for the benefit of the registered holders of all or any series of debt securities, or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of debt securities;

•	to provide for the issuance of bearer securities or to provide for the issuance of uncertificated debt securities and to make all appropriate changes for such purpose;

•	to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the registered holders;

•	to secure the debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee;

•	to provide holders with rights to convert their debt securities into any security or property, other than our common shares; or

•	to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect. (See Section 901.)

With Registered Holder Consent

We and the applicable indenture trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification (voting as one class).  However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

•
change the stated maturity of the principal of or interest on any debt securities (other than pursuant to the terms of the debt securities), or reduce the principal amount, interest or premium payable or change the currency in which any debt securities is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentage of registered holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture;

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•	make any change that adversely affects the right to convert any convertible debt securities or decrease the conversion rate or increase the conversion price of any convertible debt securities.

A supplemental indenture which changes or eliminates any provision of an indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series. (See Section 902.)

Miscellaneous

The indentures provide that some debt securities, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indentures, in the manner and subject to the limitations provided in the indentures.  In some circumstances, the indenture trustee also will be entitled to set a record date for action by registered holders.  If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date.  (See Section 104.)

Defeasance and Covenant Defeasance

The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance;” and

•	released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.” (See Sections 1302 and 1303).

One condition that we must satisfy is the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.  In addition, we must deliver to the indenture trustee an opinion of counsel confirming that there will be no federal income tax consequences to the holders of the debt securities as a result of the defeasance and an officer’s certificate confirming that the securities will not be delisted. (See Section 1304.)

The indentures permit defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series.  Following a defeasance, payment of the debt securities that were defeased may not be accelerated because of an event of default.  Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance.  However, if an acceleration were to occur, the realizable value at the acceleration date of the money and/or government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Resignation and Removal of an Indenture Trustee; Deemed Resignation

An indenture trustee, once selected and duly qualified, may resign at any time by giving written notice to us.  An indenture trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series.  No resignation or removal of an indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the applicable indenture.   Under some circumstances, we may appoint a successor indenture trustee and, if the successor indenture trustee accepts such appointment, the indenture trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless we indicate differently in a prospectus supplement, any subordinated debt securities will be subordinated in the following manner.  If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on any subordinated debt securities will be subordinated, to the extent provided in the subordinated debt indenture and the applicable supplemental indenture, to the prior payment in full of all senior indebtedness, including senior debt securities.  However, our obligation to pay principal of and premium, if any, or interest on the subordinated debt securities will not otherwise be affected.  No payment on account of principal, premium, if any, sinking fund or interest may be made on the subordinated debt securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness.  If, while we are in default on senior indebtedness, any payment is received by the indenture trustee under the subordinated debt indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness.  Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

Due to the subordination feature of the subordinated debt securities, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities.  The subordinated debt indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance provisions, of the subordinated debt indenture.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference into the prospectus supplement will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

The terms and conditions of any debt securities being offered that are convertible into our common shares or any other security or property will be set forth in a prospectus supplement.  These terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory, or at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Description of Capital Stock

The following summary description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Regulations (the “Regulations”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the Ohio General Corporation Law.

Our Authorized Capital Stock

Our authorized capital stock consists of 38,000,000 common shares, par value $.01 per share, and 2,000,000 preferred shares, par value $.01 per share, of which 6,000 have been designated as 9.75% Series A Preferred Shares, par value $.01 per share (the “Series A Preferred Shares”).  As of July 28, 2008, there were 3,607,790 common shares held by the Company in treasury, 14,018,333 common shares issued and outstanding and 4,000 preferred shares issued and outstanding (all of which were Series A Preferred Shares).

Common Shares

Holders of our common shares are entitled to:

•	one vote for each share held;

•
receive dividends when, as and if declared by the board of directors from funds legally available therefor, subject to the rights of holders of preferred shares, if any, and to restrictions contained in our long-term indebtedness; and

•
share ratably in our net assets, legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for distribution to the holders of any preferred shares.

Holders of our common shares have no preemptive, subscription, redemption, conversion or cumulative voting rights.  Our outstanding common shares are, and the shares which may be issued upon the closing of this offering will be, when issued, fully paid and nonassessable.  Our common shares are listed on NYSE under the trading symbol “MHO.”

The rights of the holders of our common shares are subject to, and may be adversely affected by, the rights of holders of our preferred shares, including any preferred shares that we may designate and issue in the future.

Preferred Shares

Our Articles authorize our board of directors to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of NYSE, up to an aggregate of 2,000,000 preferred shares in one or more classes or series.  With respect to any classes or series, the board of directors may determine the designation and the number of shares, rights, preferences, privileges, qualifications and restrictions, including dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences.  Absent a determination by the board of directors to establish different voting rights, holders of preferred shares are entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class, except that the Ohio General Corporation Law entitles the holders of preferred shares to exercise a class vote on certain matters.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of each series of preferred shares that we sell under this prospectus and any applicable prospectus supplement in the certificate of amendment to our Articles relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares.  We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.  The description of the preferred shares in the certificate of amendment to our Articles and any applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the currency for which the shares may be purchased;

•	the dividend rate, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•	whether the preferred shares will be convertible into our common shares or other securities and, if applicable, the conversion period and the conversion price, or how it will be calculated;

•	whether the preferred shares will be exchangeable into debt securities and, if applicable, the exchange period and the exchange price, or how it will be calculated;

•	voting rights, if any;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred shares will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred shares;

•	the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences or limitations of, or restrictions on, the preferred shares.

Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares.  The issuance of preferred shares could have the effect of decreasing the market price of our common shares.  The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of the Company without further action by our shareholders.   When we issue preferred shares under this prospectus, such preferred shares will be fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares and Series A Preferred Shares is Computershare Trust Company, N.A. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Anti-Takeover Effects of Articles, Regulations and the Ohio General Corporation Law

Certain provisions in our Articles and Regulations and the Ohio General Corporation Law could discourage potential takeover attempts and make attempts by shareholders to change management more difficult.  These provisions could also adversely affect the market price of our securities.  The following summary of certain provisions in our Articles and Regulations is not complete and is qualified in its entirety by reference to our Articles and Regulations, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Classified Board of Directors

Our board of directors is divided into three classes, with regular three-year staggered terms.  This classification system increases the difficulty of replacing a majority of the directors and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us.  It also may maintain the incumbency of our board of directors.  In addition, our Regulations provide that the number of directors in each class and the total number of directors may only be changed by the affirmative vote of a majority of the directors or the holders of record of at least 75% of our voting power.  Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors, except for cause.

Limited Shareholder Action by Written Consent

Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that, pursuant to Section 1701.11, the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority.  Our Regulations provide that they may be amended or repealed without a meeting by the written consent of a majority of our voting power; provided, however, that the affirmative vote of two-thirds of our voting power is required (whether at a meeting or without a meeting in an action by written consent) to amend or repeal certain provisions of our Regulations, as discussed below under “--Supermajority Voting Provisions.”  This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider in its best interest.

Supermajority Voting Provisions

The affirmative vote of two-thirds of the voting power of the Company is required to amend or repeal our existing Regulations, or adopt a new code of regulations, with respect to any of the following:

•	the requirements for calling and giving notice of a special meeting of shareholders;
•	the provisions regarding our staggered board;
•	the provisions for filling vacancies or newly created directorships on our board;
•	the procedures for nominating directors;
•	the provisions regarding conflicts of interest;
•	the requirement that directors can only be removed for cause;
•	the indemnification provisions;
•	our non-statutory Control Share Acquisition Act provisions; and
•	amendments to these supermajority provisions.

In addition, the affirmative vote of 75% of the voting power of the Company is required to amend or repeal the provision regarding changes in the number of directors in our Regulations.  On all other proposed amendments to our Regulations, the required vote is a majority of the voting power of the Company.

Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and most amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority.  Our Articles do not change the default voting requirement provided by the Ohio General Corporation Law.

Shareholder Nominations

Our Regulations provide that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing.  To be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, or in the case of a special meeting, within seven days after we mail the notice of the meeting or otherwise give notice of the meeting).  The Regulations also prescribe the proper written form for a shareholder’s notice.  These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting.

Control Share Acquisition Act

Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Act, provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more (but less than one-third) of such voting power;
•	one-third or more (but less than a majority) of such voting power; and
•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide.  We have opted out of the application of the Control Share Acquisition Act.  However, we have adopted a substantially similar provision in our Regulations with one significant exception: under our Regulations, no shareholder meeting or vote is required if the board of directors has approved the acquisition of voting power.  In addition, our Regulations provide our board of directors with more flexibility than provided by the Control Share Acquisition Act in setting a date for the special meeting of shareholders to consider the proposed control share acquisition.

Description of Depositary Shares

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement.  We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares.  We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares.  Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).  The preferred stock depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Immediately after we issue and deliver the preferred shares to the preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf.  You may obtain copies of the applicable forms of deposit agreement and depositary receipt from us upon request.  The statements made in this section relating to the deposit agreement and depositary receipts are summaries of certain anticipated provisions.  These summaries are not complete and we may modify them in a prospectus supplement. For more detail, we refer you to the forms of deposit agreement and depositary receipt, which we will file as exhibits to the registration statement of which this prospectus is a part, or incorporate therein by reference from another report that we file with the SEC, and the applicable prospectus supplement.

Dividends and other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.  The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary receipts.

No distribution will be made in respect of any depositary shares that represent any preferred shares converted into other securities.

Withdrawal of Preferred Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless we have previously called for redemption or converted the related depositary shares into other securities), the holders will be entitled to delivery at that office of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares.  Holders of depositary receipts will be entitled to receive the related preferred shares as specified in the applicable prospectus supplement, but holders of preferred shares will not thereafter be entitled to receive depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed, provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption.  The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares.  If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

From and after the date fixed for redemption:

•	all dividends in respect of preferred shares called for redemption will cease to accrue;

•	the depositary shares called for redemption will no longer be deemed to be outstanding; and

•
all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

Voting of Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts.  Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares.  The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so.  The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if we so specify in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to convert the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other securities.  We have agreed that, upon receipt of the instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for converting preferred shares.  If the depositary shares evidenced by a depositary receipt are to be converted in part only, the preferred stock depositary will issue a new depositary receipt for any depositary shares not converted.  No fractional common shares will be issued upon conversion and, if the conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment.  No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law.  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination.  Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•
there has been a final distribution of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.  In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement, including the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares.  However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.  If these charges have not been paid, the preferred stock depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary.  Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary.  We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred shares.  In addition, the preferred stock depositary will make such reports and communications available for inspection by holders of depositary receipts at the principal office of the preferred stock depositary, and at such other places as it may from time to time deem advisable.

    We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct.  We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished to us.  We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents we believe in good faith to be genuine and signed by a proper party.

Description of Warrants

We may issue warrants to purchase debt securities (“debt warrants”), preferred shares (“preferred share warrants”), depositary shares (“depositary share warrants”) or common shares (“common share warrants” and, collectively with the debt warrants, the preferred share warrants and the depositary share warrants, “warrants”) under this prospectus.  We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities.  We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.  We will set forth additional terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate therein by reference from another report that we file with the SEC, the form of warrant agreement (including the form of warrant certificate) that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.  The following summary of material provisions of the warrants is subject to, and qualified in its entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.  We urge you to read the applicable prospectus supplement related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the terms of the warrant agreement relating to the debt warrants and the terms of the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	the currency for which the debt warrants may be purchased;

•	the effect of any merger, consolidation, sale or other disposition of our business on the debt warrant agreements and the debt warrants;

•	the terms of any rights to redeem or call the debt warrants;

•	the manner in which the debt warrant agreements and debt warrants may be modified;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and

•
any other terms, provisions, rights or limitations of or restrictions on the debt warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the debt warrants.

    Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon the exercise of the debt warrants and will not be entitled to payments of principal, premium or interest on the debt securities purchasable upon the exercise or to enforce covenants in the applicable indenture.

Other Warrants

We will describe in the applicable prospectus supplement the terms of the preferred share warrants, depositary share warrants and common share warrants being offered, including the following:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each preferred share, common share or depositary share;

•	any provisions for adjustment of the number or amount of preferred shares, common shares or depositary shares receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which the warrants and the related preferred shares, common shares or depositary shares will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the currency for which the warrants may be purchased;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants; and

•
any other terms, provisions, rights or limitations of or restrictions on the warrants, including any other terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Prior to the exercise of their warrants, holders of preferred share warrants, depositary share warrants and common share warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants and will not be entitled to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting or any other rights as shareholders of the Company.

Exercise of Warrants

Each warrant will entitle its holder to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or preferred shares, common shares or depositary shares being offered.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, depositary shares, preferred shares or common shares purchasable upon the exercise.  If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.  If we so indicate in the applicable prospectus supplement, holders of warrants may surrender securities as all or part of the exercise price for the warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Plan of Distribution

We may sell the securities from time to time in their initial offering as follows:

•	through agents;
•	to dealers or underwriters for resale;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.  This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any delayed delivery arrangements;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Sales Through Underwriters or Dealers

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis.  If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents.  Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents.  The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals.  The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public.  The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters.  We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.  If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Direct Sales and Sales Through Agents

We may solicit offers to purchase securities directly from the public from time to time.  In this case, no underwriters or agents would be involved.  We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf.  Such agents may be deemed to be underwriters within the meaning of the Securities Act.  The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions we may pay the agents in that offering.  Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates.  The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities (other than our common shares or Series A Preferred Shares) will be a new issue of securities and will have no established trading market.  We may elect to list any series of offered securities on an exchange.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that such persons make with respect to these liabilities.  Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in Columbus, Ohio or New York City, New York.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

Experts

The financial statements incorporated by reference into this prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference into the registration statement of which this prospectus is a part.  Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement that we filed with the SEC relating to the debt securities, common shares, preferred shares, depositary shares and warrants that may be offered hereunder.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement.  You should refer to the registration statement for more information about our securities and us.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of the SEC’s web site is http://www.sec.gov.

Our principal internet address is http://mihomes.com.  We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC.  The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The following documents that we have filed with the SEC are incorporated into this prospectus by reference and considered a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008;
•	our Current Reports on Form 8-K filed with the SEC on February 19, 2008, April 1, 2008, May 23, 2008 and July 3, 2008;
•
the description of our common shares, $.01 par value per share, contained in our registration statement on Form S-3 (file no. 333-85662) filed with the SEC on April 5, 2002, or contained in any subsequent amendment or report filed for the purpose of updating such description; and

•
the description of our 9.75% Series A Preferred Shares, $.01 par value per share (and our depositary shares, each representing 1/1000th of a 9.75% Series A Preferred Share), contained in our registration statement on Form 8-A (file no. 333-85662) filed with the SEC on March 15, 2007, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements, including all such filings made after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement.

We will provide any of the above documents (including any exhibits that are specifically incorporated by reference into such documents) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents at no cost.  Written or telephone requests should be directed to:

M/I Homes, Inc.
3 Easton Oval, Suite 500
Columbus, Ohio 43219
Attn:  General Counsel
(614) 418-8000

Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incoroprated by reference into this prospectus modifies or supersedes the statement.
__________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated (except for the SEC registration fee) fees and expenses payable by the Company in connection with the sale and distribution of the securities registered hereby (excluding any underwriting discounts and commissions):

SEC registration fee	$ 9,825
Printed and engraving costs	10,000
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Tranfer agen fees and expenses	2,000
Miscellaneous	8,175
Total	$100,000

Item 15.  Indemnification of Directors and Officers

Article EIGHTH of the Company’ Amended and Restated Articles of Incorporation provides that:

The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted shall not apply to the corporation.  The corporation shall, to the fullest extent not prohibited by any provision of applicable law other than Section 1701.13 (E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted, indemnify each director and officer against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements thereof or any appeals therein, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of the corporation, or by any reason of being or at any time having been, while such a director or officer, an employee or other agent of the corporation or, at the direction or request of the corporation, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan.

The corporation shall indemnify any other person to the extent such person shall be entitled to indemnification under Ohio law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of the corporation, and the corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

Notwithstanding anything to the contrary in these Articles of Incorporation, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

Article VIII of the Company’s Amended and Restated Regulations further provides:

(a)  Mandatory Indemnification.  The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.  A person claiming indemnification under this section shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.  Any indemnification under this section, unless ordered by a court, shall be made by the corporation only upon a determination that the director or officer has met the applicable standard of conduct and such determination shall be made by (i) a majority vote of a quorum consisting of directors of the corporation who were and are not parties to, or threatened with, any such action, suit or proceeding, (ii) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for or any person to be indemnified, within the past five years, or (iii) by the shareholders.

(b)  Indemnification and Advances for Expenses.  Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.  Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him if: (i) in respect of any claim, except one in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, the corporation receives an undertaking by or on behalf of the director, in which he agrees to repay all such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and agrees to cooperate reasonably with the corporation concerning the action, suit or proceeding; or (ii) the corporation receives an undertaking by or on behalf of the director or officer in which he agrees to repay all such amounts if it ultimately is determined that he is not entitled to be indemnified by the corporation under section (a) of this Article VIII.

(c)  Article VIII Not Exclusive.  The indemnification provided by this Article VIII shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(d)  Insurance.  The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article VIII.

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E)(1)  A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a)  Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)  Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3)  To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4)  Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section.  Such determination shall be made as follows:

(a)  By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b)    If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c)    By the shareholders;

(d)   By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a)  Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i)    Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii)  Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b)  Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6)   The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7)  A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.  Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8)  The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section.  Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9)  As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

In addition, the Company has purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16.  Exhibits

1.1*	Form of underwriting agreement relating to debt securities

1.2*	Form of underwriting agreement relating to securities other than debt securities

4.1
Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-12434))

4.2
Certificate of Amendment to Article First of the Company’s Amended and Restated Articles of Incorporation dated January 9, 2004 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 1-12434))

4.3
Certificate of Amendment to Article Fourth of the Company’s Amended and Restated Articles of Incorporation dated March 13, 2007 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed March 15, 2007 (File No. 1-12434))

4.4
Amended and Restated Regulations of the Company (incorporated herein by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-12434))

4.5
Amendment to Article I(f) of the Company’s Amended and Restated Regulations (incorporated herein by reference to Exhibit 3.1(b) of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12434))

4.6
Specimen certificate representing the common shares, par value $.01 per share, of the Company  (incorporated herein by reference to Exhibit 4 of the Company’s Registration Statement on Form S-1 (File No. 33-68564))

4.7	Form of indenture for senior debt securities (including form of senior debt security)

4.8	Form of indenture for subordinated debt securities (including form of subordinated debt security)

4.9*	Form of preferred share certificate

4.10*	Form of deposit agreement

4.11*	Form of depositary receipt

4.12*	Form of warrant agreement (including form of warrant certificate)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touché LLP, independent registered public accounting firm

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

25.1**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for senior debt securities

25.2**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for subordinated debt securities
________________

*
To the extent applicable, to be filed by an amendment to this registration statement or incorporated herein by reference pursuant to a Current Report of the Company on Form 8-K in connection with an offering of securities.

**	To be filed separately on Form T-1 and incorporated herein by reference.

Item 17.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 31, 2008.

M/I HOMES, INC.

By:    /s/ Robert H. Schottenstein
Robert H. Schottenstein
Chairman of the Board, Chief Executive Officer
  and President

POWER OF ATTORNEY

We, the undersigned directors and officers of M/I Homes, Inc. (the “Company”) and each of us, do hereby constitute and appoint Robert H. Schottenstein, Phillip G. Creek and J. Thomas Mason or any of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer	July 31, 2008
Robert H. Schottenstein	and President (Principal Executive Officer)

/s/ Phillip G. Creek	Executive Vice President, Chief Financial Officer	July 31, 2008
Phillip G. Creek	and Director (Principal Financial Officer)

/s/ J. Thomas Mason	Executive Vice President, General Counsel,	July 31, 2008
J. Thomas Mason	Secretary and Director

/s/ Ann Marie W. Hunker	Vice President and Corporate Controller	July 31, 2008
Ann Marie W. Hunker	(Principal Accounting Officer)

/s/ Joseph A. Alutto	Director	July 31, 2008
Joseph A. Alutto

/s/ Friedrich K. M. Böhm	Director	July 31, 2008
Friedrich K. M. Böhm

/s/ Yvette McGee Brown	Director	July 22, 2008
Yvette McGee Brown

/s/ Thomas D. Igoe	Director	July 18, 2008
Thomas D. Igoe

/s/ Jeffrey H. Miro	Director	July 18, 2008
Jeffrey H. Miro

/s/ Norman L. Traeger	Director	July 18, 2008
Norman L. Traeger

INDEX OF EXHIBITS

Exhibit No.	Name of Exhibit

1.1*	Form of underwriting agreement relating to debt securities

1.2*	Form of underwriting agreement relating to securities other than debt securities

4.1
Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-12434))

4.2
Certificate of Amendment to Article First of the Company’s Amended and Restated Articles of Incorporation dated January 9, 2004 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 1-12434))

4.3
Certificate of Amendment to Article Fourth of the Company’s Amended and Restated Articles of Incorporation dated March 13, 2007 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed March 15, 2007 (File No. 1-12434))

4.4
Amended and Restated Regulations of the Company (incorporated herein by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-12434))

4.5
Amendment to Article I(f) of the Company’s Amended and Restated Regulations (incorporated herein by reference to Exhibit 3.1(b) of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12434))

4.6
Specimen certificate representing the common shares, par value $.01 per share, of the Company  (incorporated herein by reference to Exhibit 4 of the Company’s Registration Statement on Form S-1 (File No. 33-68564))

4.7	Form of indenture for senior debt securities (including form of senior debt security)

4.8	Form of indenture for subordinated debt securities (including form of subordinated debt security)

4.9*	Form of preferred share certificate

4.10*	Form of deposit agreement

4.11*	Form of depositary receipt

4.12*	Form of warrant agreement (including form of warrant certificate)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touché LLP, independent registered public accounting firm

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

25.1**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for senior debt securities

25.2**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for subordinated debt securities
________________

*
To the extent applicable, to be filed by an amendment to this registration statement or incorporated herein by reference pursuant to a Current Report of the Company on Form 8-K in connection with an offering of securities.

**	To be filed separately on Form T-1 and incorporated herein by reference.